CoinShares Solana ETF S-1A

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Pre-Effective Amendment to Registration Statement on Form S-1 of our report dated September 26, 2025, relating to the financial statement of CoinShares Solana Staking ETF, as of September 22, 2025, and to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Cohen & Company, Ltd.

Milwaukee, Wisconsin

September 26, 2025